UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2016

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300-1177 West Hastings Street, Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 8, 2016, International Tower Hill Mines Ltd. (the “Company”) issued a press release regarding the results of a pre-feasibility study on an optimized configuration for the Company’s Livengood Gold Project located near Fairbanks, Alaska. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 8.01 Other Events.

On September 8, 2016, the Company announced the results of a pre-feasibility study on an optimized configuration for its Livengood Gold Project. The engineering optimization studies incorporated in the pre-feasibility study evaluated several scenarios, ultimately selecting a project that would process 52,600 tons per day over 23 years, as compared to a project that would process 100,000 tons per day over 14 years as evaluated in the Company’s September 2013 feasibility study. The improved configuration would reduce projected capital costs by 34% or $950 million to $1.84 billion, the process operating cost by 28% or $2.97 per ton to $7.48 per ton, and the all-in sustaining costs by 16% or $242 to $1,263 per ounce, all as compared to the September 2013 feasibility study.

The pre-feasibility study was prepared by independent third party consultants and provides information on the optimized Livengood Gold Project with lower throughput, updated resource estimate, and capital and operating cost estimates as compared to the project evaluated in the September 2013 feasibility study. The Company anticipates filing the final version of the Canadian National Instrument 43-101 technical report containing the pre-feasibility study on SEDAR within the next 45 days and investors are urged to review this report in its entirety.

As a result of the changes to the Livengood Gold Project as evaluated in the pre-feasibility study, the original project as evaluated in the September 2013 feasibility study is no longer considered current and investors should no longer rely upon the September 2013 feasibility study. The Company cautions that the pre-feasibility study is preliminary in nature, and is based on technical and economic assumptions which would be further refined and evaluated in a full feasibility study. There can be no certainty that the results estimated in the pre-feasibility study will be realized.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated September 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: September 8, 2016	By:	/s/ Thomas Irwin
	Name:	Thomas Irwin
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated September 8, 2016.